Free Writing Prospectus

Filed Pursuant to Rule 433

Dated February 28, 2012

Registration Statement No. 333-173928-05

SAFE HARBOR – Ford Motor Credit Company LLC

Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

Automotive Related:
- Decline in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geopolitical events or other factors;
- Decline in Ford's market share or failure to achieve growth;
- Lower-than-anticipated market acceptance of new or existing Ford products;
- Market shift away from sales of larger, more profitable vehicles beyond Ford's current planning assumption, particularly in the United States;
- An increase in fuel prices, continued volatility of fuel prices, or reduced availability of fuel;
- Continued or increased price competition resulting from industry excess capacity, currency fluctuations or other factors;
- Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase Ford's costs, affect Ford's liquidity, or cause production constraints or disruptions;
- Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, information technology issues, production constraints or difficulties, or other factors);
- Single-source supply of components or materials;
- Restriction on use of tax attributes from tax law "ownership change";
- The discovery of defects in Ford vehicles resulting in delays in new model launches, recall campaigns, reputational damage or increased warranty costs;
- Increased safety, emissions, fuel economy or other regulation resulting in higher costs, cash expenditures and/or sales restrictions;
- Unusual or significant litigation, governmental investigations or adverse publicity arising out of alleged defects in Ford products, perceived environmental impacts, or otherwise;
- A change in Ford's requirements for parts where it has entered into long-term supply arrangements that commit it to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller ("take-or-pay contracts");
- Adverse effects on Ford's results from a decrease in or cessation or clawback of government incentives related to capital investments;

Ford Credit Related:
- Inability to access debt, securitization or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements or other factors;
- Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles;
- Higher-than-expected credit losses, lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles;
- Cybersecurity risks to operational systems, security systems, or infrastructure owned by us or a third-party vendor, or at a supplier facility;
- New or increased credit, consumer or data protection or other laws and regulations resulting in higher costs and/or additional financing restrictions;
- Changes in Ford's operations or changes in Ford's marketing programs could result in a decline in our financing volumes;

General:
- Fluctuations in foreign currency exchange rates and interest rates;
- Adverse effects on Ford's or our operations resulting from economic, geopolitical, or other events;
- Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;
- Labor or other constraints on Ford's or our ability to maintain competitive cost structure;
- Substantial pension and postretirement healthcare and life insurance liabilities impairing Ford's or our liquidity or financial condition;
- Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns); and
- Inherent limitations of internal controls impacting financial statements and safeguarding of assets.

We cannot be certain that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For additional discussion of these risk factors, see Item 1A of Part I of Ford's 2011 10-K Report and Item 1A of Part I of Ford Credit's 2011 10-K Report as updated by Ford's and Ford Credit's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Ford Credit Auto Lease Trust 2012-A

Roadshow

February 2012

Free Writing Prospectus
Registration Statement No. 333-173928
Ford Credit Auto Lease Two LLC ("the depositor")
Ford Credit Auto Lease Trusts ("the issuer")

This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling toll-free 1-800-294-1322.

FCALT 2012-A ROADSHOW
TRANSACTION PARTICIPANTS AND TIMING

Issuer	Ford Credit Auto Lease Trust ("FCALT") 2012-A
Depositor	Ford Credit Auto Lease Two LLC
Servicer and Sponsor	Ford Motor Credit Company LLC
Indenture Trustee	The Bank of New York Mellon
Owner Trustee	U.S. Bank Trust National Association
Accountants	PricewaterhouseCoopers LLP
Joint-Lead Managers	BofA Merrill Lynch J.P. Morgan RBC Capital Markets

Depending upon market conditions, the FCALT 2012-A transaction could be announced as soon as February 27

FCALT 2012-A ROADSHOW
TRANSACTION SUMMARY

- FCALT 2012-A plans to issue $821,020,000 of triple-A rated Class A notes and $40,000,000 of double-A rated Class B notes[1]
- FCALT 2012-A will be the third public term ABS issuance from Ford Credit's lease securitization program. Ford Credit previously sponsored three Rule 144A term lease ABS transactions in 2009 and 2010
- FCALT 2012-A will use a senior/subordinate, sequential pay structure with four senior triple-A rated fixed rate notes, as well as a subordinate double-A rated fixed rate note
  - The structure will remain sequential pay post-event of default
- Similar to previous Ford Credit lease securitizations, FCALT 2012-A will use an exchange note legal structure. The exchange note is secured by leases and leased vehicles on a specified reference pool
- The principal amount of the notes will be based on the securitization value of the leases. The securitization value of a lease is the sum of the present values of (1) the remaining scheduled monthly payments plus (2) the base residual value of the related leased vehicle
  - The base residual value for a leased vehicle is the lesser of the contract residual value and the ALG base residual value. For the majority (90.07%) of FCALT 2012-A leased vehicles, the contract residual value is greater than the ALG base residual value, so the base residual value will equal the ALG base residual value
  - The discount rate applied to each lease is the greater of (1) 6.00% or (2) the contract rate
- The reference pool cutoff date is February 1, 2012. The first payment date will be March 15, 2012
- Credit enhancement for the offered notes will consist of a reserve account, subordination, overcollateralization, and excess spread
- FCALT 2012-A provides robust disclosure of collateral performance
  - Credit loss and residual performance by vintage origination is shown in the Prospectus Supplement (Annex B)
  - Original pool characteristics, updated balances, credit loss and residual performance for prior FCALT transactions is shown in the Prospectus Supplement (Annex C)
  - Quarterly supplemental reporting will be published on Ford Credit's website (see slides 13 and 19), which will include monthly residual performance by vehicle type and an updated payment schedule of the remaining leases

---

(1) The Class A-1 notes will be issued under Rule 144A and the Class A-2, A-3 and A-4 notes will be issued publicly. The Class B notes may be issued under Rule 144A or initially retained by Ford Credit

FCALT 2012-A ROADSHOW
TRANSACTION STRUCTURE

FORD CREDIT

	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Over-collateralization	Total
Principal Amount	$133,080,000	$312,000,000	$313,000,000	$62,940,000	$40,000,000	$138,957,789	$999,977,789
Class Split (1)	13.31%	31.20%	31.30%	6.29%	4.00%	13.90%	
Rating (Moody's/Fitch)	P-1(sf) / F1+sf	Aaa(sf) / AAAsf	Aaa(sf) / AAAsf	Aaa(sf) / AAAsf	Aa2(sf) / AAsf		
Offering Type	144A	Public	Public	Public	144A		
WAL to Call (years) (2)	0.34	1.13	1.91	2.34	2.48		
Benchmark	Interp. LIBOR	EDSF	EDSF	Interp. Swaps	Interp. Swaps		
Fixed/Floating	Fixed	Fixed	Fixed	Fixed	Fixed		
Interest Accrual Method	Act / 360	30 / 360	30 / 360	30 / 360	30 / 360		
Payment Frequency	Monthly	Monthly	Monthly	Monthly	Monthly		
Principal Window (months) (2)	1-8	8-19	19-28	28-30	30-31		
Expected Final (2)	10/15/2012	09/15/2013	06/15/2014	08/15/2014			
Legal Final	3/15/2013	04/15/2014	01/15/2015	04/15/2015			
ERISA Eligible	Yes	Yes	Yes	Yes	Yes		

(1) As a percent of initial total securitization value

(2) At pricing speed of 100% prepayment assumption to 5% optional clean-up call

FCALT 2012-A ROADSHOW
CLASS A CREDIT ENHANCEMENT

FORD CREDIT

	FCALT 2012-A	
	Initial[(1)]	Target[(1)]
Subordination of the Class B notes	4.00%	4.00%
Overcollateralization	13.90%	13.90%
Reserve Account	1.00%	2.50%
Total Hard Credit Enhancement for Class A notes	18.90%	20.40%
Estimated Excess Spread per annum	4.01%	

- **Cash reserve is 1.00% of initial total securitization value on the closing date and is expected to build to a 2.50% target**
- **The amortizing nature of the collateral, the sequential payment structure, and the non-declining cash reserve account and overcollateralization are expected to result in credit enhancement increasing over time as a percent of the outstanding securitization value**
- **Initial and target credit enhancement are the same as 2011-B while excess spread is expected to be higher**

[(1)] As a percent of initial total securitization value

FCALT 2012-A ROADSHOW
COLLATERAL COMPOSITION OF REFERENCE POOL

FORD CREDIT

Number of leases	41,607
Initial total securitization value	$999,977,789
Residual portion of initial total securitization value	$637,148,162
Residual portion as a % of initial total securitization value	63.72%
Base monthly payments plus base residual value	$1,109,361,401
Base residual value	$720,696,313
Base residual value as a % of initial total securitization value	72.07%
Base residual value as a % of base monthly payments plus base residual value	64.96%
Weighted average original term	32.7 months[1]
Weighted average remaining term	24.6 months[1]
Seasoning	8.1 months[1]
Weighted average FICO® score	749[1]
Minimum discount rate	6.00%

[1] Weighted by the securitization value of each lease on the cutoff date

FCALT 2012-A ROADSHOW
COLLATERAL HIGHLIGHTS

FORD CREDIT

- Broad distribution of residual maturities
- Seasoned assets continue to be included in the FCALT transactions (results in greater expected enhancement build during the early months of the transaction)
- Significant model diversification consistent with prior FCALT transactions
  - Top model (Escape) is only 14.91% of the pool
  - Top 3 models comprise 42.31% of the pool
- Diversification among vehicle type reflects recent origination trends, with 59.14% of the pool comprising cars and CUVs and 40.86% comprising SUVs and trucks
  - Trucks and SUVs comprise a larger percentage of the pool than prior FCALT transactions, but these vehicles' improved gas mileage makes their residual values less likely to be negatively impacted by an increase in gas prices
  - In addition, certain vehicles presently classified as SUVs are now built on a car platform and have fuel efficiency similar to the CUVs (e.g., Explorer)
- Sustained high weighted average FICO® scores
- Slightly lower residual portion of securitization value in comparison to 2011 FCALT transactions

	FCALT 2012-A	FCALT 2011-B	FCALT 2011-A	FCALT 2010-B	FCALT 2010-A
Max 6-month Residual Maturities as a % Base Residual value	32.54%	33.02%	32.21%	32.04%	27.49%
Seasoning (months)	8.1	10.0	9.9	12.5	16.6
Model Diversification Top Model Top 3 Models	 14.91% 42.31%	 15.22% 40.50%	 16.32% 42.17%	 13.96% 36.39%	 12.42% 30.36%
SUVs and Trucks as % of Total Securitization Value	40.86%	34.33%	30.37%	26.08%	29.09%
Weighted Average FICO	749	747	742	749	741
Residual Portion of Securitization Value	63.72%	64.20%	64.05%	63.62%	67.70%

FCALT 2012-A ROADSHOW
COLLATERAL STRATIFICATION – ORIGINAL TERM

FORD CREDIT

Original Term	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
24 months	9,493	22.82 %	$ 318,186,944.14	$ 267,552,018.06	$ 209,460,709.57	20.95 %	$ 177,198,040.76	24.59 %	$ 163,475,027.94	$ 169,879,241.00
27	7,532	18.10	253,531,778.89	218,553,415.09	177,608,647.58	17.76	140,837,706.36	19.54	125,368,222.40	136,624,983.00
36	14,262	34.28	502,195,554.97	441,329,198.72	346,173,502.27	34.62	234,672,586.74	32.56	204,136,833.65	226,988,581.00
39	10,274	24.69	376,112,574.28	338,195,715.91	265,584,404.34	26.56	167,260,546.30	23.21	143,537,787.68	161,074,577.00
48	46	0.11	1,947,639.86	1,725,101.54	1,150,525.01	0.12	727,432.50	0.10	630,290.12	746,741.00
Total	41,607	100.00 %	$ 1,451,974,492.14	$ 1,267,355,449.32	$ 999,977,788.77	100.00 %	$ 720,696,312.66	100.00 %	$ 637,148,161.79	$ 695,314,123.00



40+ Months 0.1%
24-35 Months 38.7%
36-39 Months 61.2%

FCALT 2012-A



40+ Months 0.6%
24-35 Months 31.0%
36-39 Months 68.5%

FCALT 2011-B



40+ Months 1.1%
24-35 Months 31.0%
36-39 Months 67.9%

FCALT 2011-A



40+ Months 2.0%
24-35 Months 24.8%
36-39 Months 73.2%

FCALT 2010-B

FCALT 2012-A ROADSHOW

COLLATERAL STRATIFICATION – GEOGRAPHIC DISTRIBUTION

FORD CREDIT

State[1]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Michigan	11,591	27.86 %	$ 388,704,514.83	$ 330,305,472.81	$ 261,459,337.28	26.15 %	$ 205,054,532.02	28.45 %	$ 183,922,464.11	$ 197,402,632.00
New York	6,191	14.88	219,203,538.87	193,575,049.57	152,077,295.56	15.21	108,734,695.73	15.09	96,181,347.46	104,815,860.00
New Jersey	3,749	9.01	132,065,097.52	116,037,714.50	90,713,329.56	9.07	63,792,317.68	8.85	56,286,112.12	61,421,681.00
California	3,271	7.86	114,802,167.45	100,595,648.43	78,210,476.67	7.82	54,465,522.32	7.56	47,845,338.31	52,906,398.00
Ohio	2,565	6.16	85,225,214.09	75,866,608.94	60,328,029.89	6.03	42,467,456.46	5.89	37,424,398.08	41,042,236.00
Florida	2,379	5.72	84,681,481.75	74,643,170.51	58,284,673.98	5.83	40,599,000.51	5.63	35,595,669.56	39,106,551.00
Pennsylvania	2,034	4.89	69,743,426.80	60,138,948.05	47,564,020.71	4.76	34,191,026.00	4.74	30,095,758.96	32,999,966.00
Texas	1,550	3.73	60,358,156.16	54,839,607.89	43,938,467.45	4.39	27,432,797.20	3.81	23,687,221.64	26,506,116.00
Other	8,277	19.89	297,190,894.67	261,353,228.62	207,402,157.67	20.74	143,958,964.74	19.97	126,109,851.55	139,112,683.00
Total	41,607	100.00 %	$ 1,451,974,492.14	$ 1,267,355,449.32	$ 999,977,788.77	100.00 %	$ 720,696,312.66	100.00 %	$ 637,148,161.79	$ 695,314,123.00

Top 5 States: 64.3%



0
Michigan 26.2%
New York 15.2%
New Jersey 9.1%
California 7.8%
Ohio 6.0%
Other 35.7%

FCALT 2012-A

Top 5 States: 64.5%



0
Michigan 25.2%
New York 15.6%
New Jersey 10.3%
California 7.4%
Ohio 6.0%
Other 35.5%

FCALT 2011-B

Top 5 States: 64.6%



Michigan 24.4%
New York 16.4%
New Jersey 10.8%
California 7.0%
Ohio 6.0%
Other 35.4%

FCALT 2011-A

Top 5 States: 66.1%



Michigan 25.6%
New York 16.4%
New Jersey 11.2%
Florida 6.5%
California 6.3%
Other 34.0%

FCALT 2010-B

Geographic concentration has remained consistent with prior transactions

(1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date

FCALT 2012-A ROADSHOW
COLLATERAL STRATIFICATION – VEHICLE TYPE

FORD CREDIT

Vehicle Type	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Car	16,724	40.20 %	$ 506,932,068.42	$ 437,621,371.58	$ 354,773,275.27	35.48 %	$ 265,042,828.47	36.78 %	$ 236,037,645.51	$ 255,862,694.00
SUV	11,870	28.53	411,159,342.40	361,362,826.52	285,473,450.05	28.55	202,586,614.92	28.11	178,847,860.51	195,901,530.00
CUV	8,813	21.18	355,969,952.89	313,867,854.64	236,584,991.98	23.66	164,595,164.23	22.84	145,591,470.77	158,473,525.00
Truck	4,200	10.09	177,913,128.43	154,503,396.58	123,146,071.47	12.31	88,471,705.04	12.28	76,671,185.00	85,076,374.00
Total	41,607	100.00 %	$ 1,451,974,492.14	$ 1,267,355,449.32	$ 999,977,788.77	100.00 %	$ 720,696,312.66	100.00 %	$ 637,148,161.79	$ 695,314,123.00



Truck 12.3%
Car 35.5%
SUV 28.6%
CUV 23.7%

FCALT 2012-A



Truck 9.6%
Car 39.0%
SUV 24.7%
CUV 26.7%

FCALT 2011-B



Truck 8.2%
SUV 22.2%
Car 40.4%
CUV 29.2%

FCALT 2011-A



Truck 6.6%
SUV 19.5%
Car 43.4%
CUV 30.5%

FCALT 2010-B

- FCALT 2012-A continues to have broad diversification by vehicle type
- Certain vehicles presently classified as SUVs (e.g., Explorer) are now built on a car platform and have fuel efficiency similar to the CUV category
- Residual performance for Trucks and SUVs continues to be strong (gains of 15.47% for Trucks and 11.63% for SUVs as a percentage of MSRP in 2011)

FCALT 2012-A ROADSHOW

COLLATERAL STRATIFICATION – VEHICLE MODEL

FORD CREDIT

Vehicle Model[(1)]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Escape	7,151	17.19 %	$ 210,896,753.08	$ 182,551,684.21	$ 149,066,932.23	14.91 %	$ 110,145,960.31	15.28 %	$ 97,258,624.10	$ 105,806,189.00
Edge	5,648	13.57	209,003,266.22	183,291,229.02	137,796,325.77	13.78	96,969,890.60	13.46	85,975,304.31	92,959,690.00
Fusion	7,029	16.89	192,091,928.95	164,416,547.33	136,150,477.24	13.62	106,661,911.23	14.80	95,691,335.91	103,609,737.00
F150	4,126	9.92	174,951,022.19	151,790,088.83	120,854,524.99	12.09	87,078,440.84	12.08	75,500,528.26	83,702,514.00
Explorer	3,536	8.50	143,999,967.08	128,583,001.20	99,447,687.91	9.94	67,709,054.20	9.39	59,576,704.41	66,299,666.00
MKZ	2,879	6.92	111,872,073.62	93,944,247.83	74,071,008.87	7.41	53,861,403.16	7.47	47,762,742.48	50,465,327.00
MKX	2,119	5.09	101,281,258.71	89,676,042.11	68,150,254.82	6.82	46,679,762.30	6.48	41,035,054.71	45,311,615.00
MKS	1,497	3.60	73,930,356.01	63,843,999.69	48,947,440.82	4.89	36,487,795.41	5.06	32,628,466.94	34,714,308.00
Focus	2,522	6.06	55,546,798.97	50,062,228.93	43,402,623.33	4.34	31,216,384.72	4.33	27,329,632.47	30,749,550.00
Taurus	836	2.01	29,488,945.18	26,247,876.48	20,321,101.84	2.03	13,780,666.89	1.91	12,149,266.57	13,261,558.00
Flex	714	1.72	27,744,725.45	24,849,882.70	18,978,675.14	1.90	12,958,038.08	1.80	11,483,108.56	12,418,387.00
Navigator	390	0.94	25,240,266.85	23,288,760.76	17,247,912.35	1.72	10,439,415.00	1.45	9,056,657.00	10,265,411.00
Fiesta	1,203	2.89	22,037,927.06	20,184,038.91	16,928,589.51	1.69	11,849,273.60	1.64	10,430,824.93	12,078,967.00
MKT	329	0.79	17,838,572.51	15,953,183.33	11,605,675.94	1.16	7,949,333.50	1.10	7,062,850.53	7,740,543.00
Expedition	290	0.70	14,978,256.51	13,361,210.96	10,222,928.47	1.02	6,860,469.20	0.95	6,057,020.44	6,453,446.00
Other	1,338	3.22	41,072,373.75	35,311,427.03	26,785,629.54	2.68	20,048,513.62	2.78	18,150,040.17	19,477,215.00
Total	41,607	100.00 %	$ 1,451,974,492.14	$ 1,267,355,449.32	$ 999,977,788.77	100.00 %	$ 720,696,312.66	100.00 %	$ 637,148,161.79	$ 695,314,123.00

Top 1: 14.9%; Top 3: 42.3%



Escape 14.9%
Edge 13.8%
Fusion 13.6%
F150 12.1%
Explorer 9.9%
MKZ 7.4%
MKX 6.8%
MKS 4.9%
Focus 4.3%
Taurus 2.0%
Other 10.2%

FCALT 2012-A

Top 1: 15.2%; Top 3: 40.5%



Edge 15.2%
Fusion 14.0%
Escape 11.3%
F150 9.4%
MKZ 9.1%
Explorer 8.4%
MKX 7.4%
MKS 5.9%
Focus 3.1%
Flex 2.3%
Other 14.0%

FCALT 2011-B

Top 1: 16.3%; Top 3: 42.2%



Edge 16.3%
Fusion 15.5%
Escape 10.4%
MKZ 9.3%
MKX 8.1%
F150 7.9%
Explorer 5.6%
MKS 5.6%
Milan 2.9%
Mariner 2.6%
Other 15.7%

FCALT 2011-A

Top 1: 14.0%; Top 3: 36.4%



Edge 14.0%
Fusion 12.7%
MKZ 9.7%
MKS 8.6%
MKX 8.6%
Escape 7.9%
F150 6.1%
Milan 5.5%
Mariner 4.0%
Flex 3.7%
Other 19.3%

FCALT 2010-B

FCALT 2012-A pool features significant model diversification

(1) Models representing greater than 1.00% of initial total securitization value

FCALT 2012-A ROADSHOW

PAYMENT SCHEDULE

Month		Securitization Value	Scheduled Base Monthly Payments		Base Residual Value	
Initial Balance		$ 999,977,788.77				
2012-	February	989,070,126.51	$ 15,934,130.06	4.10 %	$ 0.00	0.00 %
	March	978,107,556.24	15,934,130.06	4.10	0.00	0.00
	April	967,089,800.74	15,934,130.06	4.10	0.00	0.00
	May	956,016,582.01	15,934,130.06	4.10	0.00	0.00
	June	944,887,621.70	15,934,130.06	4.10	0.00	0.00
	July	930,215,876.56	15,855,953.49	4.08	3,564,933.90	0.49
	August	913,038,316.88	15,728,410.25	4.05	6,124,295.75	0.85
	September	895,154,063.02	15,589,184.54	4.01	6,883,853.19	0.96
	October	882,443,644.02	15,550,679.96	4.00	1,658,332.20	0.23
	November	870,130,430.61	15,516,618.89	3.99	1,231,253.90	0.17
	December	856,102,386.70	15,439,296.26	3.97	2,961,360.98	0.41
2013-	January	832,212,329.12	15,181,029.71	3.91	13,011,018.82	1.81
	February	802,997,410.70	14,811,732.79	3.81	18,584,829.38	2.58
	March	767,136,520.46	14,323,608.59	3.69	25,571,899.57	3.55
	April	734,171,389.48	13,877,221.92	3.57	22,942,446.19	3.18
	May	699,609,498.93	13,375,895.75	3.44	24,874,839.80	3.45
	June	663,589,491.96	12,839,602.36	3.30	26,695,366.23	3.70
	July	627,667,175.48	12,283,613.36	3.16	26,972,727.94	3.74
	August	588,714,172.41	11,678,140.64	3.00	30,428,433.54	4.22
	September	548,587,099.39	11,056,893.93	2.84	32,027,990.45	4.44
	October	532,730,162.95	10,871,170.26	2.80	7,741,643.25	1.07
	November	518,337,927.36	10,696,761.78	2.75	6,371,600.55	0.88
	December	504,450,068.80	10,535,726.49	2.71	5,955,698.38	0.83
2014-	January	458,327,080.21	9,792,891.20	2.52	38,863,691.77	5.39
	February	407,689,241.31	8,961,883.06	2.31	43,977,861.86	6.10
	March	332,342,325.10	7,635,778.57	1.96	69,759,097.72	9.68
	April	301,557,161.74	7,012,834.82	1.80	25,442,559.59	3.53
	May	270,172,294.95	6,350,541.38	1.63	26,549,702.87	3.68
	June	235,919,144.85	5,603,225.48	1.44	30,007,663.67	4.16
	July	200,740,397.27	4,800,894.03	1.24	31,563,288.49	4.38
	August	166,210,101.70	3,996,390.66	1.03	31,542,607.32	4.38
	September	128,925,303.02	3,122,226.39	0.80	34,997,441.75	4.86
	October	98,215,216.02	2,400,147.26	0.62	28,957,446.31	4.02
	November	70,368,426.39	1,729,562.02	0.45	26,610,474.89	3.69
	December	45,091,919.96	1,122,880.95	0.29	24,506,982.50	3.40
2015-	January	32,284,840.71	809,891.73	0.21	12,223,586.05	1.70
	February	15,902,118.32	400,496.66	0.10	16,144,296.75	2.24
	March	385,127.21	11,546.64	0.00	15,585,452.00	2.16
	April	189,963.57	6,417.76	0.00	190,993.00	0.03
	May	168,296.45	5,712.24	0.00	17,192.00	0.00
	June	163,680.33	5,712.24	0.00	0.00	0.00
	July	134,351.12	4,717.42	0.00	25,677.00	0.00
	August	108,495.72	4,084.11	0.00	22,682.00	0.00
	September	76,151.17	3,029.18	0.00	30,061.00	0.00
	October	36,379.46	1,329.46	0.00	39,001.10	0.01
	November	21,019.51	703.73	0.00	14,896.00	0.00
	December	0.00	0.00	0.00	21,129.00	0.00
Total			$ 388,665,088.40	100.00 %	$ 720,696,312.66	100.00 %

Total Scheduled Base Monthly Payments plus Base Residual Value	$ 1,109,361,401.06
Total Base Residual Value as % of Total Scheduled Base Monthly Payments plus Base Residual Value	64.96%

This payment schedule will be updated quarterly and posted on the Ford Credit website: www.fordcredit.com/institutionalinvestments/index.jhtml

FCALT 2012-A ROADSHOW
RESIDUAL MATURITY vs. ENHANCEMENT BUILD

FORD CREDIT

Residual Maturity Profile vs. Hard Credit Enhancement for Class A Notes [(1)]



Class A-1 Paid Down
Class A-2 Paid Down
Class A-3 Paid Down
Class A-4 Paid Down
Residual Value as % of Aggregate Residual Value
Triple-A Hard Credit Enhancement as % of Outstanding Securitization Value
20%
15%
10%
5%
0%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
1
6
11
16
21
26
31
36
41
Triple-A CE As a % of Outsanding Sec. Val.
Car
CUV
SUV
Truck

(1) Hard credit enhancement consists of overcollateralization, subordination and the reserve account. Assumes zero loss and a pricing speed of 100% PPC

- **Because enhancement as a percentage of the FCALT 2012-A pool balance increases during the transaction, the amount of residual stress that each class can support increases dramatically over time**
- **The inclusion of seasoned leases in the pool is expected to increase the enhancement early in the life of the transaction**
- **By month 24, the start of the first period of significant residual maturities, hard credit enhancement for the Class A notes is expected to be ~47% of securitization value**
- **The maturities are well distributed and a mix of vehicle types mature in each period – maximum 6 month maturities are 32.54%, consistent with previous FCALT transactions**

FCALT 2012-A ROADSHOW
CREDIT ENHANCEMENT BUILD

Previously Issued FCALT Transactions

Credit Enhancement [1]



110%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Inception
2
4
6
8
10
12
14
16
18
20
22
24
26
2009-A Enhancement for AAA
2010-A Enhancement for AAA
2010-B Enhancement for AAA
2011-A Enhancement for AAA
2011-B Enhancement for AAA

[1] Equals hard credit enhancement as a percent of remaining securitization value

The overcollateralization is non-declining and increases as a percentage of the remaining pool balance over time. This provides additional protection to investors as the notes amortize

FCALT 2012-A ROADSHOW
RESIDUAL BREAKEVEN ANALYSIS

FORD CREDIT

Class A-1 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn-in Rate [(1)]	1x	3x	5x
70%	100.0%	100.0%	100.0%
80%	100.0%	100.0%	100.0%
90%	100.0%	100.0%	100.0%
100%	100.0%	100.0%	100.0%

Class A-3 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn-in Rate [(1)]	1x	3x	5x
70%	62.50%	62.15%	61.10%
80%	54.75%	54.45%	53.45%
90%	48.70%	48.45%	47.45%
100%	43.90%	43.65%	42.70%

Class A-2 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn-in Rate [(1)]	1x	3x	5x
70%	100.00%	100.00%	100.00%
80%	100.00%	100.00%	100.00%
90%	98.55%	100.00%	100.00%
100%	88.65%	90.05%	91.45%

Class A-4 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn-in Rate [(1)]	1x	3x	5x
70%	49.40%	48.40%	46.95%
80%	43.30%	42.40%	41.10%
90%	38.55%	37.75%	36.55%
100%	34.70%	34.00%	32.85%

(1) After stress defaults

Assumptions:

- 0% prepayments
- 40% / 40% / 20% (year 1 / 2 / 3) distribution for losses
- 2-month lag on receipt of auction proceeds
- 50% recovery of charge-offs (with a 3-month lag on recoveries)
- Base net credit loss of 1.00% of initial total securitization value
- Estimated 4.01% excess spread per annum
- Includes 13.90% of overcollateralization, 4.0% of subordinated notes and 1.00% initial cash reserve growing to a target of 2.50%

The tables show the percentage of base residual loss, after defaults, that can be sustained before the notes incur a loss at various turn-in rates and multiples of base case credit losses

FCALT 2012-A ROADSHOW
RESIDUAL BREAKEVEN ANALYSIS AT 18 MONTHS AFTER DEAL CLOSING

FORD CREDIT

- **Ford Credit is currently experiencing significant residual gains on all returned vehicles**
- **The breakeven residual losses shown on this page are 18 months from the deal closing date**
- **Delay only applied to residual loss, does not affect credit loss, which is still stressed**

Class A-3 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn-in Rate [(1)]	1x	3x	5x
70%	81.85%	82.10%	82.30%
80%	71.70%	71.90%	72.10%
90%	63.80%	63.95%	64.20%
100%	57.50%	57.65%	57.85%

Class A-2 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn-in Rate [(1)]	1x	3x	5x
70%	100.00%	100.00%	100.00%
80%	100.00%	100.00%	100.00%
90%	100.00%	100.00%	100.00%
100%	100.00%	100.00%	100.00%

Class A-4 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn-in Rate [(1)]	1x	3x	5x
70%	64.70%	63.95%	63.00%
80%	56.70%	56.00%	55.20%
90%	50.50%	49.85%	49.15%
100%	45.50%	44.95%	44.30%

[(1)] After stress defaults

Assumptions:

- 0% prepayments
- 40% / 40% / 20% (year 1 / 2 / 3) distribution for losses
- 2-month lag on receipt of auction proceeds
- 50% recovery of charge-offs (with a 3-month lag on recoveries)
- Base net credit loss of 1.00% of initial total securitization value
- Estimated 4.01% excess spread per annum
- Includes 13.90% of overcollateralization, 4.0% of subordinated notes and 1.00% initial cash reserve growing to a target of 2.50%

- **The tables show the percentage of base residual loss after defaults (assuming no losses in the first 18 months greater than available excess spread) that can be sustained before the notes incur a loss at various turn-in rates and multiples of base case credit losses**
- **At 18 months after the deal closing date, the notes can withstand significantly higher residual losses as credit enhancement is expected to increase from deal inception**

FCALT 2012-A ROADSHOW
FORD CREDIT'S U.S. MANAGED LEASE PORTFOLIO



$25
$20
$15
$10
$5
$0
Average Portfolio Outstanding
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
Average Number of Leases Outstanding
2007
2008
2009
2010
2011
Average Portfolio Outstanding
Average Number of Leases Outstanding

The lower level of lease originations in 2009, 2010 and 2011, compared to prior years' lease originations results in fewer lease maturities and lower supply of returned vehicles in 2011 through 2014

FCALT 2012-A ROADSHOW

RESIDUAL GAIN/(LOSS) BY POOL

FORD CREDIT

Residual Gain/(Loss) per Returned Vehicle
as a % of ALG Residual Value

FCALT 2010-A



55%
45%
35%
25%
15%
5%
-5%
-15%
Jan-10
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Nov-10
Dec-10
Jan-11
Feb-11
Mar-11
Apr-11
May-11
Jun-11
Jul-11
Aug-11
Sep-11
Car
CUV
SUV
Truck

FCALT 2010-B



55%
45%
35%
25%
15%
5%
-5%
-15%
Oct-10
Nov-10
Dec-10
Jan-11
Feb-11
Mar-11
Apr-11
May-11
Jun-11
Jul-11
Aug-11
Sep-11
Oct-11
Nov-11
Dec-11
Car
CUV
SUV
Truck

- **Residual performance for the managed portfolio vs. ALG residual values resulted in a 23.21% gain in 2011**
- **Residual performance on recent transactions has resulted in significant gains for all vehicle types**
- **The 2012-A collateral pool, with 7.50% of base residual value set to mature in the next 12 months, should continue to benefit from current strong auction markets**
- **The residual performance information is updated quarterly for each public lease transaction and posted on Ford Credit's website:**

www.fordcredit.com/institutionalinvestments/index.jhtml

FCALT 2012-A ROADSHOW

FORD CREDIT'S U.S. LEASE PORTFOLIO – RESIDUAL PERFORMANCE

FORD | FORD CREDIT

This table only includes information regarding leases that were originated between 2003 and 2010 inclusive. As a result, the information shown for the earlier years is not comparable to the performance of a static pool and may not be meaningful.

	Year Ended December 31,				
	2011	2010	2009	2008	2007
Number of Leases Terminated (1)	175,347	325,338	295,780	281,684	270,089
Number of Vehicles Returned and Sold (2)	98,062	214,478	223,824	231,573	208,936
Return Rate(3)	55.92 %	65.92 %	75.67 %	82.21 %	77.36 %
Vehicles Returned and Sold					
Average Adjusted MSRP (4)	$32,011	$33,560	$35,662	$37,623	$36,182
Average ALG Residual Value (5)	14,276	16,262	17,527	18,569	17,203
Average Residual Loss/(Gain) (6)	(3,314)	(1,934)	18	3,390	1,081
Residual Loss/(Gain) as a % of Adjusted MSRP (7)					
Car	(7.02) %	(1.64) %	2.49 %	6.32 %	2.87 %
CUV	(13.51)	(7.99)	(2.49)	9.22	7.90
SUV	(11.63)	(6.50)	0.39	11.10	2.98
Truck	(15.47)	(11.60)	(5.21)	8.49	2.27
Other(8)	(8.11)	(4.82)	4.84	5.81	(1.16)
Average	(10.35) %	(5.76) %	0.05 %	9.01 %	2.99 %
Residual Loss/(Gain) as a % of ALG Residual Value (9)	(23.21) %	(11.89) %	0.1 %	18.26 %	6.29 %
Terminated Leases					
Average Contract Residual Value as a % of Adjusted MSRP (10)	48.78 %	52.21 %	54.13 %	54.03 %	52.04 %
Average ALG Residual Value as a % of Adjusted MSRP (11)	44.34 %	47.52 %	48.62 %	48.93 %	47.1 %
Contract Residual Value Higher/ (Lower) than ALG Residual Value (12)	4.44ppts	4.69ppts	5.50ppts	5.10ppts	4.93ppts

- **In 2011, Ford Credit experienced residual gains of 23.21% on returned vehicles**
- **Rating agencies assume residual stresses of at least 30%, which is significantly higher than Ford Credit's worst year in 2008 when the portfolio experienced a residual loss of 18.26%**
- **Rating agencies apply this residual value stress to all vehicles scheduled to be returned over a 42-month period for FCALT 2012-A, while periods of severe residual stress have historically been much shorter**
- **Rating agencies also assume a 100% return rate even though Ford Credit's highest return rate in 2008 was only 82.21% (and in 2011 it was 55.92%)**

See Appendix for footnotes

FCALT 2012-A ROADSHOW
NADA AUCTION DATA BY MANUFACTURER


Ford
Chrysler
Chevy
Toyota
Nissan
Hyundai
Honda
Industry
Auction Price
$17,000
$15,000
$13,000
$11,000
$9,000
Year
2006
2007
2008
2009
2010
2011

Ford has had the greatest increase in auction prices of any full-line manufacturer since 2008

Source: NADA Auction Net

Data through December 31, 2011, mileage and mix controlled, luxury brands excluded

FCALT 2012-A ROADSHOW

CUMULATIVE NET LOSS DATA BY YEAR OF ORIGINATION AND BY DEAL

FORD CREDIT

Cumulative Net Credit Loss by Year of Origination[1]

Through December 31, 2011



2.00%
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50 52 54 56 58 60
2004
2005
2006
2007
2008
2009
2010

[1] As a percent of total acquisition cost

FCALT Cumulative Net Credit Losses [1]

Through December 31, 2011



2.00%
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
Fitch 2011-A / 2011-B and S&P 2011-B (midpoint) Loss Assumption
Moody's 2011-A Loss Assumption
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35
2009-A
2010-A
2010-B
2011-A
2011-B

[1] Total credit loss as a percent of initial total securitization value

- **FCALT transactions have consistently outperformed managed pool losses due to eligibility criteria, inclusion of seasoned leases and recoveries being a larger percentage of securitization value than book value**
- **Rating agency base credit loss assumptions continue to be significantly higher than transaction performance**

FCALT 2012-A ROADSHOW
FORD CREDIT'S U.S. LEASE PORTFOLIO – CREDIT PERFORMANCE

FORD CREDIT

Delinquency, Repossession and Credit Loss Experience

	Year Ended December 31,				
	2011	2010	2009	2008	2007
Average number of leases outstanding[1]	330,953	438,324	676,511	840,310	775,919
Average portfolio outstanding (in millions)[2]	$7,921	$9,218	$14,946	$20,307	$19,256
Delinquencies					
Average number of delinquencies[3]					
31 - 60 days	2,818	6,013	10,277	10,886	10,095
61 - 90 days	287	603	1,101	1,189	1,032
Over 90 days	42	109	240	241	173
Average number of delinquencies as a percentage of average number of leases outstanding					
31 - 60 days	0.85%	1.37%	1.52%	1.30%	1.30%
61 - 90 days	0.09%	0.14%	0.16%	0.14%	0.13%
Over 90 days	0.01%	0.02%	0.04%	0.03%	0.02%
Repossessions and Credit Losses					
Repossessions as a percentage of average number of leases outstanding	0.79%	1.73%	2.12%	1.53%	1.37%
Aggregate net losses (gains) (in millions)[4]	$(6)	$38	$118	$156	$76
Net losses (gains) as a percentage of average portfolio outstanding	(0.07)%	0.42%	0.79%	0.77%	0.39%
Net losses (gains) as a percentage of gross liquidations[5]	(0.13)%	0.49%	1.38%	1.62%	0.85%
Number of leases charged off	3,698	11,038	20,215	17,933	14,002
Number of leases charged off as a percentage of average number of leases outstanding	1.12%	2.52%	2.99%	2.13%	1.80%
Average net loss (gain) on leases charged off	$(1,569)	$3,475	$5,852	$8,723	$5,399

See Appendix for footnotes

FCALT 2012-A ROADSHOW

FORD MOTOR COMPANY

OUR PLAN – ONE FORD

FORD CREDIT

- Continue implementation of our global ONE FORD Plan
- Aggressively restructure to operate profitably at the current demand and changing model mix
- Accelerate development of new products our customers want and value
- Finance our Plan and improve our balance sheet
- Work together effectively as one team -- leveraging our global assets


Asia Pacific & Africa
Americas
Europe
+
Large
Medium
Small
+
ONE FORD
ONE TEAM • ONE PLAN • ONE GOAL
=
Profits & Cash
PROFITABLE GROWTH FOR ALL

FCALT 2012-A ROADSHOW
2011 FOURTH QUARTER AND FULL YEAR SUMMARY

- Quarterly results marked by higher volume and net revenue; tenth consecutive quarterly pre-tax operating profit; positive Automotive operating-related cash flow
- Continued strong performance in North America; challenges in Europe and South America; Thailand floods impacted Asia Pacific Africa
- For Full Year, improved Total Company pre-tax operating profit; improved Automotive operating-related cash flow; strengthened balance sheet
- Significant profit contribution from Ford Credit
- Continuing to invest for future growth and a stronger product line-up around the world
- Solid results expected for 2012, but challenges to address in Europe and South America
- Remain on track for mid-decade outlook

Growth In Full Year Volume And Revenue; Pre-Tax Operating Profit And Operating Cash Flow Improved From 2010; On Track For Mid-Decade Outlook

FCALT 2012-A ROADSHOW
2012 PLANNING ASSUMPTIONS AND KEY METRICS

FORD CREDIT

	Full Year Plan
Planning Assumptions	
Industry Volume (SAAR)* -- U.S. (Mils.)	13.5 - 14.5
-- Europe (Mils.)**	14.0 - 15.0
Operational Metrics	
Compared with Prior Year:	
Market Share -- U.S.	About Equal
-- Europe**	About Equal
Quality	Improve
Financial Metrics	
Compared with Prior Year:	
- Automotive Pre-Tax Operating Profit***	Higher
- Ford Motor Credit Pre-Tax Operating Profit	Lower
- Total Company Pre-Tax Operating Profit***	About Equal
- Automotive Structural Costs Increase****	Less Than $2 Bils.
- Automotive Operating Margin***	Improve
Absolute Amount:	
- Capital Spending (Bils.)	$5.5 to $6

* Includes medium and heavy trucks
** The 19 markets we track
*** Excludes special items; Automotive operating margin is defined as Automotive pre-tax results, excluding special items and Other Automotive, divided by Automotive revenue
**** Structural cost changes are measured primarily at present-year exchange, and exclude special items and discontinued operations

Improved 2012 Automotive Pre-Tax Operating Profit, Strong Operating-Related Cash Flow, and Solid Ford Credit Profit

FCALT 2012-A ROADSHOW
AGGRESSIVELY RESTRUCTURING THE BUSINESS

FORD CREDIT



Substantially Improved Breakeven*
U.S. Industry Volumes (Mils.)
17.1
13.5
11.8
13.0
$8.3
$8.8
$(3.6)
$(7.3)
Pre-Tax Profit (Bils.)
2006
2008
2010
Year End 2011

* Excluding special items



Substantially Improved Operating-Related Cash Flow
U.S. Industry Volumes (Mils.)
17.1
13.5
11.8
13.0
$4.4
$5.6
$(5.6)
$(19.6)
Automotive Operating-Related Cash Flow (Bils.)
2006
2008
2010
Year End 2011

FCALT 2012-A ROADSHOW

FINANCE OUR PLAN AND IMPROVE OUR BALANCE SHEET

FORD CREDIT

Pay Down Automotive Debt (Bils.)



$33.6
$19.1
$13.1
$20.5
Year End 2009
Year End 2010
Year End 2011

Improve Automotive Cash Net of Debt (Bils.)



$(8.7)
$1.4
$9.8
Year End 2009
Year End 2010
Year End 2011

	2009	2010	2011
Cash*	$ 24.9	$ 20.5	$ 22.9
Debt	(33.6)	(19.1)	(13.1)
Liquidity	25.6	27.9	32.4

* GAAP reconciliations available in Ford's 8-K reports for relevant periods

Improve Credit Ratings (Moody's - CFR)



B3
Ba2
Ba1
Year End 2009
Year End 2010
Year End 2011

Future Actions

- Begin paying dividends
- Evaluate other shareholder actions
- De-risk pension plans
- By mid-decade, Automotive Debt at about $10 billion

Our Goal Is To Return To Investment Grade And To Maintain Investment Grade Over Cycle

FCALT 2012-A ROADSHOW
PRODUCT HIGHLIGHTS

FORD CREDIT



2013 Ford Fusion



2013 Ford Escape



2012 Ford Explorer



2013 Ford Shelby GT500



2013 Lincoln MKZ Concept



2012 Ford Focus Electric

APPENDIX

FCALT 2012-A ROADSHOW
FOOTNOTES TO RESIDUAL TABLE ON SLIDE 20

(1) Number of leases terminated equals the number of leases originated from 2003 through 2010 that terminated during the period.

(2) Number of vehicles returned and sold equals the number of leased vehicles originated from 2003 through 2010 that were returned during the period and sold by January 31, 2012

(3) Return rate equals the percentage equivalent to (1) the number of leased vehicles originated from 2003 through 2010 that were returned during the period and sold by January 31, 2012, divided by (2) the number of leases originated from 2003 through 2010 that terminated during the period.

(4) Vehicles returned and sold – average adjusted MSRP equals the average adjusted MSRP for leased vehicles originated from 2003 through 2010 that were returned during the period and sold by January 31, 2012.

(5) Vehicles returned and sold – average ALG residual value equals the average ALG residual value for leased vehicles originated from 2003 through 2010 that were returned during the period and sold by January 31, 2012.

(6) Vehicles returned and sold – average residual loss (gain) equals the average residual loss (gain) for leased vehicles originated from 2003 through 2010 that were returned during the period and sold by January 31, 2012.

(7) Vehicles returned and sold – residual loss (gain) as a percentage of adjusted MSRP for each vehicle type equals the percentage equivalent to (1) the average residual loss (gain) for leased vehicles of that vehicle type originated from 2003 through 2010 that were returned during the period and sold by January 31, 2012, divided by (2) the average adjusted MSRP for those vehicles.

(8) Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(9) Vehicles returned and sold – residual loss (gain) as a percentage of ALG residual value equals the percentage equivalent to (1) the average residual loss (gain) for leased vehicles originated from 2003 through 2010 that were returned during the period and sold by January 31, 2012, divided by (2) the average ALG residual value for those vehicles.

(10) Terminated leases – average contract residual value as a percentage of adjusted MSRP equals the percentage equivalent to (1) the average contract residual value for leased vehicles originated from 2003 through 2010 that terminated during the period, divided by (2) the average adjusted MSRP of those vehicles.

(11) Terminated leases – average ALG residual value as a percentage of adjusted MSRP equals the percentage equivalent to (1) the average ALG residual value for leased vehicles originated from 2003 through 2010 that terminated during the period, divided by (2) the average adjusted MSRP of those vehicles.

(12) Terminated leases – contract residual value higher (lower) than ALG residual value equals (1) the average contract residual value as a percentage of adjusted MSRP minus (2) the average ALG residual value as a percentage of adjusted MSRP, in each case for leased vehicles originated from 2003 through 2010 that terminated during the period.

FCALT 2012-A ROADSHOW
FOOTNOTES TO CREDIT PERFORMANCE TABLE ON SLIDE 23

(1) Average of the number of leases outstanding at the beginning and end of each month in the period

(2) Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period

(3) Average of the number of leases delinquent at the beginning and end of each month in the period. The days delinquent is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding bankrupt accounts

(4) Net losses are equal to the aggregate lease balance (including lease and other charges) of all leases that are determined by the servicer to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods. Net losses exclude all external costs associated with repossession and disposition of the vehicle prior to charge off and include all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off. An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases are equal to the securitization value of all leases that are determined to be uncollectible in the period less any amounts received on leases charged off in the period or any prior periods. In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases

(5) Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease